EXHIBIT 5

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October 23, 2002                                                  (202) 274-2000

Board of Directors
Citizens South Banking Corporation
245 West Main Avenue
Gastonia, North Carolina 28052

                Re: Citizens South Banking Corporation Post-Effective Amendment No. 1 to the Registration Statement on Form S-8

Ladies and Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the registration of shares of common stock, par value $0.01 per share (the "Shares") of Citizens South Banking Corporation, a Delaware corporation (the "Company"), to be issued by the Company pursuant to the Citizens South Bank 1999 Stock Option Plan, formerly the Gaston Federal Bank 1999 Stock Option Plan (the "Plan").

         In rendering the opinions expressed herein, we have reviewed the Company's Certificate of Incorporation, the Plan, the Post-effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Form S-8"), the original Registration on Form S-8, as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinions expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

         Based on the foregoing, we are of the following opinion:

         The Shares, when issued in accordance with the Plan, will be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                            Very truly yours,

                                            /s/ Luse Gorman Pomerenk & Schick
                                            ------------------------------------
                                            Luse Gorman Pomerenk & Schick,
                                            A Professional Corporation